SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization) 520 Broad Street Newark, New Jersey (Address of Principal Executive Offices)	22-3415036 (I.R.S. Employer Identification No.) 07102 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]	If this form relates to the registrationof a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:	______________________ (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Stock, par value $0.01 per share	Name of each exchange on which each class is to be registered New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:
None.

Item 1.    Description of Registrant's Securities to be Registered.

                Reference is made to the description of IDT Corporation's Common Stock, par value $0.01 per share, set forth under the captions “Summary of the Newly Authorized Class B Common Stock” and “Anti-Takeover Provisions” in IDT Corporation's Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on June 12, 2000, which is incorporated herein by reference.

Item 2.    Exhibits.

(i)	Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to Form S-1 filed February 21, 1996 (file no. 333-00204).

(ii)	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to Form 10-Q for the three months ended October 31, 2000, filed December 15, 2000.

(iii)	Bylaws of the Registrant, incorporated herein by reference to Form S-1 filed February 21, 1996 (file no. 333-00204).

SIGNATURE

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 15, 2001	IDT CORPORATION
	By:	/s/ Howard S. Jonas

		Name: Title:	Howard S. Jonas Chairman of the Board and Chief Executive Officer